Exhibit 25.2

securities and exchange commission

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, MN	55402-7000 (Zip Code)
(Address of principal executive offices)

Bradley E. Scarbrough

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA  90071

(213) 615-6047

(Name, address and telephone number of agent for service)

Abgenix, Inc

(Issuer with respect to the Securities)

DELAWARE	94-3248826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6701 Kaiser Drive Fremont, CA	94555 (Zip Code)
(Address of Principal Executive Offices)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.         GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.         AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.  The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15.                                   Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business.*

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.               A copy of the existing bylaws of the Trustee.*

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*                                                                 Incorporated by reference to Registration Number 333-67188.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

                The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 8th day of March 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/	Brad E. Scarbrough
Brad E. Scarbrough
Vice President

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 8, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/	Brad E. Scarbrough
Brad E. Scarbrough
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654
Total Assets	$189,159,050

Liabilities
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011
Total Liabilities	$170,060,720

Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138
Total Equity Capital	$19,098,330

Total Liabilities and Equity Capital	$189,159,050

U.S. Bank National Association

By:	/s/	Brad E. Scarbrough
Brad E. Scarbrough
Vice President

Date:       March 8, 2004